Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of September 1, 2015, is entered into by and among Westport Innovations Inc., an Alberta, Canada corporation (“Parent”), Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”), and each of K&M Douglas Trust, James Douglas And Jean Douglas Irrevocable Descendants’ Trust, Douglas Family Trust and James E. Douglas, III (each, a “Stockholder”, and collectively, the Stockholders).

WHEREAS, the Stockholders own (both beneficially and of record) in the aggregate 2,671,684 shares of common stock, par value $0.001 per share (“Company Common Stock” and such shares of Company Common Stock together with any shares of Company Common Stock acquired by the Stockholders after the date hereof being collectively referred to herein as the “Company Shares”) of the Company;

WHEREAS, the Stockholders own (both beneficially and of record) in the aggregate 10,045,657 common shares (“Parent Common Shares” and such shares of Parent Common Shares together with any Parent Common Shares acquired by the Stockholders after the date hereof being collectively referred to herein as the “Parent Shares”) of Parent;

WHEREAS, the Company, Parent, and Whitehorse Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”); and

WHEREAS, the Stockholders have agreed to enter into this Agreement in order to induce Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of Parent’s and the Company’s entering into the Merger Agreement and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

SECTION 2. Representations and Warranties of Stockholders. Each of the Stockholders severally and not jointly hereby represents and warrants to each of Parent and the Company as follows:

(a) Title to the Company Shares. Such Stockholder is the record and beneficial owner of the corresponding number of shares of Company Common Stock set forth in Exhibit A, which as of the date hereof constitutes all of the shares of Company Common Stock owned beneficially and of record by the Stockholder. Such Stockholder and its Affiliates do not have any rights of any nature to acquire any additional shares of Company Common Stock. Except for (i) proxies and restrictions in favor of Parent and the Company granted pursuant to this Agreement, and (ii) such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, the

Stockholder owns all of such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature, and has not appointed or granted any proxy, power of attorney or other authorization, which appointment or grant is still effective, with respect to any of such shares of Company Common Stock.

(b) Title to the Parent Shares. Such Stockholder is the record and beneficial owner of the corresponding number of shares of Parent Common Shares set forth in Exhibit B, which as of the date hereof constitutes all of the Parent Common Shares owned beneficially and of record by the Stockholder. Such Stockholder and its Affiliates do not have any rights of any nature to acquire any additional Parent Common Shares. Except for (i) proxies and restrictions in favor of Parent and the Company granted pursuant to this Agreement, and (ii) such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” laws of the various states of the United States and Canadian securities laws, the Stockholder owns all of such Parent Common Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature, and has not appointed or granted any proxy, power of attorney or other authorization, which appointment or grant is still effective, with respect to any of such Parent Common Shares.

(c) Authority Relative to this Agreement. Such Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by each of Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

(d) No Conflict. Except for any filings as may be required by applicable securities laws, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by such Stockholder, except for filings with the SEC or Canadian securities regulators of such reports under the Exchange Act or Canadian securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of any agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture lease or other agreement, instrument, permit, concession, franchise or license; or (iii) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets.

(e) Adequate Information. Such Stockholder is a sophisticated stockholder and seller with respect to the Company Shares and has adequate information concerning the business and financial condition of each of Parent and the Company to make an informed decision regarding the Merger and the sale of the Company Shares and has independently and without reliance upon the Company or Parent and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Company Shares and the Parent Shares held by such Stockholder are irrevocable prior to the termination of this Agreement in accordance with Section 10.

SECTION 3. Covenants of Stockholders.

(a) Restriction on Transfer. Each Stockholder hereby covenants and agrees that prior to the termination of this Agreement, such Stockholder shall not, directly or indirectly, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Company Shares or Parent Shares into a voting trust, enter into a voting trust agreement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, limitation on voting rights, charge or other encumbrance of any nature with respect to the Company Shares or Parent Shares. Notwithstanding the foregoing, Stockholder may take any action described in the previous sentence, so long as the other party (a “transferee”) to such action executes this Agreement (or a joinder thereto in a form reasonably satisfactory to each of Parent and the Company) and agrees to be bound by its terms.

(b) Additional Shares. Prior to the termination of this Agreement, such Stockholder will promptly notify each of Parent and the Company of the number of any new shares of Company Common Stock and Parent Common Shares acquired directly or beneficially by such Stockholder, if any, after the date hereof. Any such shares shall automatically become “Company Shares” or “Parent Shares,” as applicable, within the meaning of this Agreement immediately upon their acquisition by such Stockholder.

(c) Nonsolicitation.

(i) Prior to the termination of this Agreement, such Stockholder shall (1) not (whether directly or indirectly through any representative of such Stockholder) engage in any conduct that if conducted by the Company would be prohibited by Section 6.5 of the Merger Agreement after taking into account the terms of such section, and (2) advise the Company (in order that the Company can timely comply with its obligations under Section 6.5(c) of the Merger Agreement) of such Stockholder’s receipt of any Company Acquisition Proposal.

(ii) Prior to the termination of this Agreement, such Stockholder shall not, directly or indirectly through another Person, (1) solicit or initiate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Parent Acquisition Proposal (a “Parent Inquiry”), or (2) engage in any discussions or negotiations regarding, or furnish to any Third Party any non-public information in connection with, any Parent Acquisition Proposal or Parent Inquiry.

(d) Public Announcement. Such Stockholder shall consult with each of Parent and the Company before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of each of Parent and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law, including any filings with the SEC pursuant to the Exchange Act or with Canadian securities regulators pursuant to applicable Canadian securities laws. This Section 3(c) shall terminate and be null and void upon the termination of this Agreement in accordance with Section 10.

(e) Disclosure. Such Stockholder hereby authorizes each of Parent and the Company to publish and disclose in any announcement or disclosure required by applicable Law, including, without limitation, as required by the SEC, Canadian securities regulators, the NASDAQ Stock Market, LLC, the Toronto Stock Exchange or any other U.S. or Canadian securities exchange, and the Proxy Statement (including all documents and schedules filed with the SEC in connection with any of the foregoing), such Stockholder’s identity and ownership of the Company Shares and the Parent Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement. Each of Parent and the Company hereby authorizes each Stockholder to make such disclosure or filings as may be required by applicable Law, including, without limitation, as required by the SEC, Canadian securities regulators, the NASDAQ Stock Market, LLC, the Toronto Stock Exchange or any other U.S. or Canadian securities exchange.

SECTION 4. Voting Agreement.

(a) Company Shares Voting Agreement. Each Stockholder hereby agrees that prior to the termination of this Agreement, at any meeting of the stockholders of the Company, however called, in any action by written consent of the stockholders of the Company, or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote the Company Shares owned beneficially or of record by such Stockholder as follows:

(i) in favor of adoption of the Merger Agreement, and approval of the terms thereof and of the Merger, and the other transactions contemplated thereby;

(ii) against any action or agreement that has or would reasonably be likely to result in any conditions to the Company’s obligations under Article VII of the Merger Agreement not being satisfied;

(iii) against any Company Acquisition Proposal; and

(iv) against any amendments to the Company Charter and/or the Company Bylaws if such amendment would reasonably be expected to prevent or materially delay the consummation of the Closing.

(b) Parent Shares Voting Agreement. Each Stockholder hereby agrees that prior to the termination of this Agreement, at any meeting of the shareholders of Parent, however called, in any action by written consent of the shareholders of Parent, or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote the Parent Shares owned beneficially or of record by such Stockholder as follows:

(i) to approve the issuance of the Merger Consideration; and

(ii) other than in the case of a Parent Acquisition Proposal, against any action or agreement that has or would reasonably be likely to result in any conditions to Parent’s and Merger Sub’s obligations under Article VII of the Merger Agreement not being satisfied.

(c) Grant of Company Shares Proxy. Each Stockholder hereby irrevocably grants to and appoints, Parent and each of its designees (the “Parent Authorized Parties” and each a “Parent Authorized Party”), and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of the Stockholder, to vote the Company Shares or execute one or more written consents or approvals in respect of the Company Shares:

(i) in favor of adoption of the Merger Agreement, and approval of the terms thereof and of the Merger, and the other transactions contemplated thereby;

(ii) against any action or agreement that has or would reasonably be expected to result in any conditions to the Company’s obligations under Article VII of the Merger Agreement not being satisfied;

(iii) against any Company Acquisition Proposal;

(iv) against any amendments to the Company Charter and/or the Company Bylaws if such amendment would reasonably be expected to prevent or materially delay the consummation of the Closing; and

(v) against any other action or agreement that is intended, or would reasonably be expected to, impede, interfere with, delay, or postpone the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of the Company;

in each case, if and only if such Stockholder (1) fails to vote, or (2) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement.

(d) Grant of Parent Shares Proxy. Each Stockholder hereby irrevocably grants to and appoints, the Company and each of its designees (the “Company Authorized Parties” and each a “Company Authorized Party”), and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of such Stockholder, to vote the Parent Shares or execute one or more written consents or approvals in respect of the Parent Shares:

(i) to approve the issuance of the Merger Consideration; and

(ii) other than in the case of a Parent Acquisition Proposal, against any action or agreement that has or would reasonably be likely to result in any conditions to Parent’s and Merger Sub’s obligations under Article VII of the Merger Agreement not being satisfied;

in each case, if and only if such Stockholder (1) fails to vote, or (2) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement.

(e) Each Stockholder hereby ratifies and confirms that the irrevocable proxies set forth in Sections 4(c) and (d) are given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of such Stockholder’s duties in accordance with this Agreement. Each Stockholder hereby further ratifies and confirms that the irrevocable proxies granted hereby are coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxies shall be valid until termination of this Agreement. The powers of attorney granted by such Stockholder herein are durable powers of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. Upon the execution of this Agreement, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to voting of the Company Shares or the Parent Shares on the matters contemplated hereby and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Company Shares or the Parent Shares on the matters contemplated hereby until after the termination of this Agreement. Each Stockholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and such Stockholder’s granting of the proxies contained in Sections 4(c) and (d). Each Stockholder hereby affirms that the proxies granted in Section 4(c) and (d) are given in connection with the execution of the Merger Agreement, and that such proxies are given to secure the performance of the duties of such Stockholder under this Agreement. If for any reason a proxy granted herein is found by a court of competent jurisdiction to not be valid, then the Stockholder agrees to vote the Parent Shares or the Company Shares, as applicable, in accordance with Section 4(a) or Section 4(a), as applicable. For Company Shares as to which such Stockholder is the beneficial but not the record owner, such Stockholder shall take all necessary actions to cause any record owner of such Company Shares to irrevocably constitute and appoint Parent and its designees as such record owner’s attorney and proxy and grant an irrevocable proxy to the same effect as that contained herein. For Parent Shares as to which such Stockholder is the beneficial but not the record owner, the Stockholder shall take all necessary actions to cause any record owner of such Parent Shares to irrevocably constitute and appoint the Company and its designees as such record owner’s attorney and proxy and grant an irrevocable proxy to the same effect as that contained herein. The parties acknowledge and agree that none of Parent or the Company or their respective successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including attorney’s fees) and compensation of any kind or nature whatsoever to such Stockholder in connection with or as a result of any voting by a Parent Authorized Party of the Company Shares or a Company Authorized Party of the Parent Shares subject to the irrevocable proxies hereby granted to the such Authorized Parties at any annual or special meeting of the stockholders of the Company or Parent for the purpose set forth herein.

(f) Other Voting. Each Stockholder may vote on all issues other than those specified in this Section 4 that may come before a meeting of the stockholders of the Company or the shareholders of Parent, as the case may be, in its sole discretion, provided that such vote does not contravene the provisions of this Section 4.

(g) Acquisition Proposals; Superior Proposals. Notwithstanding anything to the contrary herein, each Stockholder shall be entitled to participate with the Company and its directors, officers, representatives, advisors or other intermediaries in any negotiations or discussions with any Person (including, without limitation, negotiating or discussing a voting agreement with a Person that would be entered into at any time after the termination of this Agreement), or any preparations therefor, in each case in connection with a Company Acquisition Proposal or a Superior Proposal.

SECTION 5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company and the Stockholders as follows:

5.1. Organization. Parent is duly organized, validly existing, and in good standing under the laws of Alberta, Canada.

5.2. Authority Relative to this Agreement. Parent has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and the Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

5.3. No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by Parent, except for filings with the SEC or Canadian securities regulators of such reports under the Exchange Act or applicable Canadian securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Parent Articles and/or Parent Bylaws or any other agreement to which Parent is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets.

SECTION 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and the Stockholders as follows:

6.1. Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

6.2. Authority Relative to this Agreement. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and the Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

6.3. No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person by the Company, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Company Charter and/or the Company Bylaws or any other agreement to which the Company is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets.

SECTION 7. Further Assurances. Each Stockholder shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request for the purpose of effectuating the matters covered by this Agreement.

SECTION 8. Stop Transfer Order. In furtherance of this Agreement, concurrently herewith each Stockholder shall and hereby does authorize each of Parent and the Company to notify the Company’s transfer agent and Parent’s transfer agent, as applicable, that there is a stop transfer order with respect to all Company Shares and the Parent Shares, as applicable (and that this Agreement places limits on the voting and transfer of the Company Shares and the Parent Shares, as applicable). Each Stockholder further agrees to cause each of Parent and the Company not to register the transfer of any certificate representing any of the Parent Shares and the Company Shares, as the case may be, unless such transfer is made in accordance with the terms of this Agreement. If this Agreement is terminated in accordance with Section 10, then, promptly following the termination of this Agreement, or immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholders of the consideration to be received by them under the Merger Agreement), to cause any stop transfer instructions imposed pursuant to this Section 8 to be lifted.

SECTION 9. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Company Shares and the Parent Shares, as applicable, and shall be binding on any Person to which legal or beneficial ownership of such Company Shares or Parent Shares, as applicable, shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock or other voting securities of the Company, or of Parent affecting the Parent Common Shares or other voting securities of Parent, the number of Company Shares or Parent Shares, as applicable, shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or Parent Common Shares issued to or acquired by such Stockholder.

SECTION 10. Termination. This Agreement shall automatically terminate without further action of the parties on the first to occur of (a) the mutual written consent of the Company, Parent, and the Stockholders, (b) the Effective Time, (c) the termination of the Merger Agreement, or (d) the delivery of written notice of termination by the Stockholders to Parent and the Company following any Fundamental Amendment effected without the prior consent of the Stockholders, provided that the provisions of Section 11 hereof shall survive any such termination. “Fundamental Amendment” means the execution by Parent, Merger Sub and the Company of a written amendment to, or written waiver by Parent, Merger Sub and the Company of any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of, or decreases the Exchange Ratio from what is set forth in the Merger Agreement as in effect as of the date hereof, amends the conditions precedent set forth in Article VII of the Merger Agreement (except in the case of a waiver of a condition by Parent or the Company) or would result in additional monetary liability to such Stockholder.

SECTION 11. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(b) Specific Performance. The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms hereof, (i) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages and (ii) the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

(d) Assignment. Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

(e) Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(h) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficient if in writing and sent (i) by facsimile transmission (providing confirmation of transmission) or e-mail of a .pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (Pacific time) shall be deemed to have been received at 9:00 a.m. (Pacific time) on the next Business Day), or (ii) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(h)):

if to Parent:

Westport Innovations Inc. 1750 West 75th Ave., Suite 101 Vancouver, British Columbia V6P 6G2, Canada
Attention: Email: Tel:	Salman Manki, General Counsel SManki@westport.com (604) 718-2000 with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue New York, NY 10019
Attention: Facsimile:	Gordon R. Caplan, Esq. Matthew J. Guercio, Esq. (212) 728-9535

if to the Company:

Fuel Systems Solutions, Inc. 780 Third Avenue, 25th Floor New York, New York 10017
Phone: Attention:	(646) 506-7163 Pietro Bersani

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071
Attention:	Brian J. McCarthy, Esq.
Facsimile:	(213) 687-5600

if to the Stockholders:

Douglas Telecommunications 125 East Sir Francis Drake Blvd. Larkspur, CA 94939-1819
Attention: Facsimile:	Tim McGaw (415) 526-2214

with a copy to:

Davis Wright Tremaine, LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101-3045
Attention: Facsimile:	Ryan J. York (206) 757-7178

(i) Governing Law. This Agreement shall be governed by and construed, performed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles.

(j) Exclusive Jurisdiction. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(m) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

FUEL SYSTEMS SOLUTIONS, INC.

By:	/s/ Pietro Bersani
Name: Pietro Bersani
Title: CFO

WESTPORT INNOVATIONS INC.

By:	/s/ David R. Demers
Name: David R. Demers
Title: Chief Executive Officer

STOCKHOLDERS:

/s/ James E. Douglas, III
JAMES E. DOUGLAS, III

K&M DOUGLAS TRUST

/s/ Kevin Douglas
By: Kevin Douglas
Title: Trustee

/s/ Michelle Douglas
By: Michelle Douglas
Title: Trustee

DOUGLAS FAMILY TRUST

/s/ James E. Douglas, Jr.
By: James E. Douglas, Jr.
Title: Trustee

/s/ Jean A. Douglas
By: Jean A. Douglas
Title: Trustee

JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DISCENDANTS’ TRUST

/s/ Kevin Douglas
By: Kevin Douglas
Title: Trustee

/s/ Michelle Douglas
By: Michelle Douglas
Title: Trustee

EXHIBIT A

COMPANY COMMON STOCK

K&M DOUGLAS TRUST	1,056,671
DOUGLAS FAMILY TRUST	449,088
JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST	901,758
JAMES E. DOUGLAS, III	264,167

EXHIBIT B

PARENT COMMON STOCK

K&M DOUGLAS TRUST	3,614,020
DOUGLAS FAMILY TRUST	1,841,885
JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST	3,527,906
JAMES E. DOUGLAS, III	1,061,846